Exhibit 99.2

EMPIRE STATE REALTY TRUST
Supplemental Operating and Financial Data
June 30, 2023

Second Quarter 2023

Forward-looking Statements

This presentation includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “thinks,” “forecasts,” anticipates,” “hope,” “may,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases with the intention of identifying statements about the future. For the avoidance of doubt, any projection, guidance or similar estimation about the future or future results, performance or achievements is a forward-looking statement. Although the assumptions and estimates on which forward-looking statements are based are believed by our management to be reasonable and based on the best currently available information, such forward-looking statements are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; ; (ii) a failure of conditions or performance regarding any event or transaction described herein, (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (v) changes in our business strategy; (vi) changes in technology and market competition that affect utilization of our office, retail, observatory, broadcast or other facilities; (vii) changes in domestic or international tourism, including due to health crises and pandemics, geopolitical events, including global hostilities, currency exchange rates, and/or competition from recently opened observatories in New York City, any or all of which may cause a decline in Observatory visitors; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the current phasing out of LIBOR; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xiii) decreased rental rates or increased vacancy rates; (xiv) our failure to execute any newly planned capital project successfully or on the anticipated timeline or budget; (xv) difficulties in identifying and completing acquisitions; (xvi) risks related to any development project (including our Metro Tower potential development site); (xvii) impact of changes in governmental regulations, tax laws and rates and similar matters; (xviii) our failure to qualify as a REIT; (xix) environmental uncertainties and risks related to climate change, adverse weather conditions, rising sea levels and natural disasters; (xx) incurrence of taxable capital gain on disposition of an asset due to failure of use or compliance with a 1031 exchange program; and (xxi) accuracy of our methodologies and estimates regarding ESG metrics and goals, tenant willingness and ability to collaborate in reporting ESG metrics and meeting ESG goals, and impact of governmental regulation on our ESG efforts. For a further discussion of these and other factors that could impact the company’s future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2022 and our quarterly report on Form 10-Q for the quarter ended March 31, 2023 and any additional factors that may be contained in any filing we make with the SEC.

While forward-looking statements reflect the Company’s good faith beliefs, they do not guarantee future performance. Any forward-looking statement contained in this presentation speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this presentation, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Second Quarter 2023

COMPANY PROFILE

Empire State Realty Trust, Inc., or the Company, is a leading real estate investment trust (REIT) that owns and manages a well-positioned property portfolio of office, retail and multifamily assets in Manhattan and the greater New York metropolitan area, including the Empire State Building - the “World’s Most Famous Building” - and its iconic, newly reimagined Observatory Experience that was named the #1 attraction in the U.S. for the second year in a row, in Tripadvisor’s 2023 Travelers’ Choice Awards Best of the Best.

BOARD OF DIRECTORS
Anthony E. Malkin	Chairman, President and Chief Executive Officer
Thomas J. DeRosa	Director, Chair of the Compensation and Human Capital Committee
Steven J. Gilbert	Director, Lead Independent Director
S. Michael Giliberto	Director, Chair of the Audit Committee
Patricia S. Han	Director
Grant H. Hill	Director
R. Paige Hood	Director, Chair of the Finance Committee
James D. Robinson IV	Director, Chair of the Nominating and Corporate Governance Committee
Christina Van Tassell	Director
Hannah Yang	Director

EXECUTIVE MANAGEMENT
Anthony E. Malkin	Chairman, President and Chief Executive Officer
Christina Chiu	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Thomas P. Durels	Executive Vice President, Real Estate

COMPANY INFORMATION
Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	IR@esrtreit.com	Trading Symbol: ESRT
New York, NY 10120
www.esrtreit.com
(212) 850-2600

RESEARCH COVERAGE
Bank of America Merrill Lynch	Camille Bonnel	(416) 369-2140	camille.bonnel@bofa.com
BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Citi	Michael Griffin	(212) 816-5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Dylan Burzinski	(949) 640-8780	dburzinski@greenstreetadvisors.com
KeyBanc Capital Markets	Todd Thomas	(917) 368-2286	tthomas@key.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com
Wolfe Research	Andrew Rosivach	(646) 582-9251	arosivach@wolferesearch.com

Second Quarter 2023
Highlights
(unaudited and dollars and shares in thousands, except per share amounts)

	Three Months Ended
Office and Retail Metrics:	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Total rentable square footage	9,356,165	9,637,356	9,661,065	9,882,226	9,885,707
Percent occupied (1)	86.8%	86.7%	85.2%	84.2%	84.3%
Percent leased (2)	90.3%	89.4%	88.6%	88.5%	87.8%
Same Store Property Cash Net Operating Income (NOI):
Manhattan office portfolio	$62,800	$58,227	$61,913	$57,257	$80,367
Greater New York office portfolio	4,291	3,121	3,731	4,202	4,933
Standalone retail portfolio	1,609	512	753	809	1,489

Total Same Store Property Cash NOI	$68,700	$61,860	$66,397	$62,268	$86,789

Multifamily Metrics:
Multifamily Cash NOI (4)	$3,756	$3,499	$2,848	$2,579	$2,863
Number of multifamily properties	3	3	3	2	2
Total number of units	721	721	721	625	625
Percent occupied	97.4%	97.2%	96.3%	98.4%	98.4%
Observatory Metrics:
Observatory NOI	$24,776	$14,299	$23,789	$24,535	$19,592
Number of visitors (3)	666,000	443,000	660,000	687,000	573,000
Change in visitors year-over-year	16.2%	64.7%	83.3%	169.4%	253.7%
Ratios at ESRT pro-rata share: (4)
Debt to Total Market Capitalization (5)	51.4%	54.8%	54.0%	54.8%	53.0%
Net Debt to Total Market Capitalization (5)	47.6%	51.6%	50.9%	50.2%	48.7%
Debt and Perpetual Preferred Units to
Total Market Capitalization (5)	53.5%	56.9%	56.1%	57.0%	55.1%
Net Debt and Perpetual Preferred Units to
Total Market Capitalization (5)	49.8%	53.9%	53.1%	52.6%	51.0%
Debt to Adjusted EBITDA (6)	6.7x	6.6x	6.5x	6.7x	6.9x
Net Debt to Adjusted EBITDA (6)	5.8x	5.7x	5.7x	5.6x	5.8x
Core FFO Payout Ratio (7)	14%	20%	16%	17%	12%
Core FAD Payout Ratio (8)	33%	97%	23%	51%	23%
Core FFO per share - diluted	$0.26	$0.16	$0.22	$0.21	$0.29
Diluted weighted average shares	264,196	265,197	265,370	267,121	270,085
Class A common stock price at quarter end	$7.49	$6.49	$6.74	$6.56	$7.03
Dividends declared and paid per share	$0.035	$0.035	$0.035	$0.035	$0.035
Dividends per share - annualized	$0.14	$0.14	$0.14	$0.14	$0.14
Dividend yield (9)	1.9%	2.2%	2.1%	2.1%	2.0%
Series 2013 Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560	1,560	1,560	1,560	1,560
Series 2019 Private Perpetual Preferred Units outstanding ($13.52 liquidation value)	4,664	4,664	4,664	4,664	4,664
Class A common stock	159,843	160,340	160,140	160,576	162,690
Class B common stock (10)	988	989	990	993	994
Operating partnership units	110,087	110,618	109,905	110,960	111,421

Total common stock and operating partnership units outstanding (11)	270,918	271,947	271,035	272,529	275,105

Notes:

(1)	Based on leases signed and commenced as of end of period.
(2)	Represents occupancy and includes signed leases not commenced.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	Calculated including ESRT’s pro-rata 90% share of NOI, debt, interest, EBITDA and FFO at its joint venture properties.
(5)

Market capitalization represents the sum of (i) Company’s common stock per share price as of June 30, 2023 multiplied by the total outstanding number of shares of common stock and operating partnership units as of June 30, 2023; (ii) the number of Series 2014 perpetual preferred units at June 30, 2023 multiplied by $16.62, (iii) the number of Series 2019 perpetual preferred units at June 30, 2023 multiplied by $13.52, and (iv) our outstanding indebtedness as of June 30, 2023.

(6)	Calculated based on trailing 12 months Adjusted EBITDA.
(7)	Represents the amount of Core FFO paid out in distributions.
(8)	Represents the amount of Core FAD paid out in distributions.
(9)	Based on the closing price per share of Class A common stock on June 30, 2023.
(10)

At our formation transactions, one share of Class B common stock was granted to OP unit holders for every 50 OP units they owned such that these holders would have voting rights in the public company that correspond to their economic interest in the combined entity.

(11)	Represents fully diluted common stock and operating partnership units as it includes unvested restricted stock and unvested LTIP units.

Second Quarter 2023
Property Summary - Same Store (1) Net Operating Income (“NOI”) by Quarter
(unaudited and dollars in thousands)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Same Store Portfolio
Revenues	$147,806	$131,565	$138,097	$138,981	$138,988
Operating expenses	(68,653)	(70,641)	(67,132)	(71,102)	(63,943)

Same store property NOI	79,153	60,924	70,965	67,879	75,045
Straight-line rent	(11,742)	(328)	(5,896)	(7,235)	(8,519)
Above/below-market rent revenue amortization	(669)	(694)	(630)	(333)	(554)
Below-market ground lease amortization	1,958	1,958	1,958	1,957	1,958

Total same store property cash NOI - excluding lease termination fees	$68,700	$61,860	$66,397	$62,268	$67,930

Percent change over prior year	1.1%	(11.4)%	(3.3)%	(6.9)%	(7.2)%

Property cash NOI	$68,700	$61,860	$66,397	$62,268	$67,930
Lease termination fees	—	—	—	—	18,859

Total same store property cash NOI	$68,700	$61,860	$66,397	$62,268	$86,789

Same Store Manhattan Office(2)
Revenues	$133,986	$119,435	$125,014	$125,136	$125,405
Operating expenses	(61,601)	(63,708)	(60,332)	(64,220)	(57,403)

Same store property NOI	72,385	55,727	64,682	60,916	68,002
Straight-line rent	(10,874)	1,236	(4,097)	(5,283)	(7,898)
Above/below-market rent revenue amortization	(669)	(694)	(630)	(333)	(554)
Below-market ground lease amortization	1,958	1,958	1,958	1,957	1,958

Total same store property cash NOI - excluding lease termination fees	62,800	58,227	61,913	57,257	61,508
Lease termination fees	—	—	—	—	18,859

Total same store property cash NOI	$62,800	$58,227	$61,913	$57,257	$80,367

Same Store Greater New York Metropolitan Area Office
Revenues	$10,325	$10,079	$10,617	$10,610	$10,632
Operating expenses	(5,384)	(5,428)	(5,196)	(5,370)	(5,056)

Same store property NOI	4,941	4,651	5,421	5,240	5,576
Straight-line rent	(650)	(1,530)	(1,690)	(1,038)	(643)
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Total same store property cash NOI - excluding lease termination fees	4,291	3,121	3,731	4,202	4,933
Lease termination fees	—	—	—	—	—

Total same store property cash NOI	$4,291	$3,121	$3,731	$4,202	$4,933

Same Store Standalone Retail
Revenues	$3,495	$2,051	$2,466	$3,235	$2,951
Operating expenses	(1,668)	(1,505)	(1,604)	(1,512)	(1,484)

Same store property NOI	1,827	546	862	1,723	1,467
Straight-line rent	(218)	(34)	(109)	(914)	22
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Total same store property cash NOI - excluding lease termination fees	1,609	512	753	809	1,489
Lease termination fees	—	—	—	—	—

Total same store property cash NOI	$1,609	$512	$753	$809	$1,489

Notes:

(1)

Excludes multifamily properties, 10 Bank Street, White Plains, NY which was sold in December 2022, 69-97 and 103-107 Main Street, Westport, CT which were sold in February 2023 and 500 Mamaroneck Ave, Harrison, NY which was sold in April 2023.

(2)	Includes 497,786 rentable square feet of retail space in the Company’s nine Manhattan office properties.

Second Quarter 2023
Same Store Net Operating Income (“NOI”), Initial Cash Rent Contributing to Cash NOI
(unaudited and dollars in thousands)

	Three Months Ended
Reconciliation of Net Income to Cash NOI and Same Store Cash NOI	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Net income	$36,955	$11,694	$21,620	$10,118	$48,695
Add:
General and administrative expenses	16,075	15,708	16,478	15,725	15,876
Depreciation and amortization	46,280	47,408	44,500	46,984	58,304
Interest expense	25,405	25,304	25,634	25,516	25,042
Income tax expense (benefit)	733	(1,219)	1,322	1,457	363
Less:
Gain on disposition of property	(13,565)	(15,696)	(6,818)	—	(27,170)
Third-party management and other fees	(381)	(427)	(336)	(389)	(326)
Interest income	(3,339)	(2,595)	(2,804)	(1,564)	(431)

Net operating income	108,163	80,177	99,596	97,847	120,353
Straight-line rent	(11,859)	(556)	(6,029)	(7,341)	(8,597)
Above/below-market rent revenue amortization	(675)	(703)	(622)	(677)	(1,675)
Below-market ground lease amortization	1,958	1,958	1,958	1,957	1,958

Total cash NOI - including observatory and lease termination income	97,587	80,876	94,903	91,786	112,039
Less: observatory NOI	(24,776)	(14,299)	(23,789)	(24,535)	(19,592)
Less: cash NOI from non-Same Store properties	(4,111)	(4,717)	(4,717)	(4,983)	(5,658)

Total Same Store property cash NOI - including lease termination income	68,700	61,860	66,397	62,268	86,789
Less: Lease termination income	—	—	—	—	(18,859)

Total Same Store property cash NOI - excluding observatory and lease termination income	$68,700	$61,860	$66,397	$62,268	$67,930

Multifamily NOI
Revenues	$8,119	$7,624	$6,251	$6,115	$6,755
Operating expenses	(4,254)	(4,013)	(3,345)	(3,169)	(2,769)

NOI	3,865	3,611	2,906	2,946	3,986
Straight-line rent	(101)	(102)	(64)	(57)	(114)
Above/below-market rent revenue amortization	(8)	(10)	6	(310)	(1,009)

Cash NOI	$3,756	$3,499	$2,848	$2,579	$2,863

Initial Cash Rent Contributing to Cash NOI in the Following Years From Burn-off of Free Rent and Signed Leases not Commenced

	Square Feet	Initial Annual Cash Rent	Initial Cash Rent Contributing to Cash NOI in the Following Years
Expected Cash Commencement			2023	2024	2025	2026	2027
Third quarter 2023	344,151	20,678	7,775	20,678	20,678	20,413	19,517
Fourth quarter 2023	124,219	6,282	977	6,282	6,282	6,282	6,282
First quarter 2024	177,010	10,013	—	9,149	10,013	10,013	10,013
Second quarter 2024	136,704	10,319	—	6,956	10,319	10,319	10,319
Third quarter 2024	72,074	4,797	—	1,635	4,797	4,797	4,797
Fourth quarter 2024	57,645	2,284	—	193	2,283	2,284	2,284
First quarter 2025	43,540	2,265	—	—	2,058	2,265	2,265
Second quarter 2025	126,893	7,901	—	—	5,047	7,901	7,901
Third quarter 2025	21,262	1,318	—	—	437	1,318	1,318

	1,103,498	$65,857	$8,752	$44,893	$61,914	$65,592	$64,696

	Incremental Annual Cash Rent (1)	Initial Annual Cash Rent	Initial Cash Rent Contributing to Cash NOI in the Following Years
2Q 2023			2023	2024	2025	2026	2027
Commenced leases in free rent period	$38,136	$41,407	$8,504	$37,534	$41,407	$41,142	$40,246
Signed leases not commenced	20,480	24,450	248	7,359	20,507	24,450	24,250

	$58,616	$65,857	$8,752	$44,893	$61,914	$65,592	$64,496

Notes:

(1)	Reflects initial annual cash rent less annual cash rent from existing tenant in the space.

Second Quarter 2023
Property Summary - Leasing Activity by Quarter
(unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Total Office and Retail Portfolio
Total leases executed	31	19	29	34	37
Weighted average lease term	7.9 years	9.1 years	5 years	7.9 years	10 years
Average free rent period	7.2 months	8.6 months	4.6 months	8.7 months	8.2 months
Office
Total square footage executed	326,150	201,145	142,828	294,016	316,949
Average starting cash rent psf - leases executed	$64.27	$57.11	$55.46	$52.35	$60.28
Previously escalated cash rents psf	$56.20	$54.89	$55.10	$49.67	$58.25
Percentage of new cash rent over previously escalated rents	14.4%	4.1%	0.7%	5.0%	3.5%
Retail
Total square footage executed	10,164	912	1,498	41,366	3,276
Average starting cash rent psf - leases executed	$122.70	$39.47	$262.60	$137.72	$115.08
Previously escalated cash rents psf	$178.14	$65.79	$416.07	$153.81	$115.54
Percentage of new cash rent over previously escalated rents	(31.1%)	(40.0%)	(36.9%)	(10.5%)	(0.4%)
Total Office and Retail Portfolio
Total square footage executed	336,314	202,057	144,326	335,382	320,225
Average starting cash rent psf - leases executed	$66.10	$57.03	$57.66	$63.01	$60.86
Previously escalated cash rents psf	$60.03	$54.94	$58.93	$62.84	$58.86
Percentage of new cash rent over previously escalated rents	10.1%	3.8%	(2.2%)	0.3%	3.4%
Leasing commission costs per square foot	$17.34	$20.90	$13.60	$19.04	$24.44
Tenant improvement costs per square foot	64.40	83.02	41.12	53.67	57.43

Total LC and TI per square foot (1)	$81.74	$103.92	$54.72	$72.71	$81.87

Occupancy	86.8%	86.7%	85.2%	84.2%	84.3%
Manhattan Office Portfolio
Total leases executed	25	15	22	21	27
Office - New Leases
Total square footage executed	156,949	168,335	75,182	94,467	159,970
Average starting cash rent psf - leases executed	$66.35	$57.42	$62.95	$59.97	$67.84
Previously escalated cash rents psf	$48.93	$54.71	$58.78	$48.52	$62.70
Percentage of new cash rent over previously escalated rents	35.6%	4.9%	7.1%	23.6%	8.2%
Office - Renewal Leases
Total square footage executed	151,361	14,929	17,658	84,867	99,690
Average starting cash rent psf - leases executed	$62.55	$62.44	$63.87	$57.97	$58.43
Previously escalated cash rents psf	$63.79	$63.90	$65.80	$59.37	$58.28
Percentage of new cash rent over previously escalated rents	(1.9%)	(2.3%)	(2.9%)	(2.3%)	0.3%
Total Manhattan Office Portfolio
Total square footage executed	308,310	183,264	92,840	179,334	259,660
Average starting cash rent psf - leases executed	$64.48	$57.83	$63.12	$59.02	$64.23
Previously escalated cash rents psf	$56.23	$55.46	$60.11	$53.65	$61.00
Percentage of new cash rent over previously escalated rents	14.7%	4.3%	5.0%	10.0%	5.3%
Leasing commission costs per square foot	$17.02	$21.88	$15.54	$12.53	$27.58
Tenant improvement costs per square foot	64.58	81.92	48.72	47.13	63.26

Total LC and TI per square foot (1)	$81.60	$103.80	$64.26	$59.66	$90.84

Occupancy	87.6%	87.8%	86.0%	84.7%	84.0%

Second Quarter 2023
Property Summary - Leasing Activity by Quarter - (Continued)
(unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Greater New York Metropolitan Area Office Portfolio
Total leases executed	3	3	5	6	7
Total square footage executed	17,840	17,881	49,988	114,682	57,289
Average starting cash rent psf - leases executed	$50.55	$43.98	$40.26	$41.56	$38.28
Previously escalated cash rents psf	$54.38	$44.33	$45.15	$43.75	$42.91
Percentage of new cash rent over previously escalated rents	(7.1%)	(0.8%)	(10.8%)	(5.0%)	(10.8%)
Leasing commission costs per square foot	$16.48	$11.86	$6.31	$12.89	$10.96
Tenant improvement costs per square foot	81.70	98.47	25.53	61.75	34.32

Total LC and TI per square foot (1)	$98.18	$110.33	$31.84	$74.64	$45.28

Occupancy	79.2%	80.6%	80.2%	80.7%	82.2%
Retail Portfolio
Total leases executed	3	1	2	7	3
Total square footage executed	10,164	912	1,498	41,366	3,276
Average starting cash rent psf - leases executed	$122.70	$39.47	$262.60	$137.72	$115.08
Previously escalated cash rents psf	$178.14	$65.79	$416.07	$153.81	$115.54
Percentage of new cash rent over previously escalated rents	(31.1%)	(40.0%)	(36.9%)	(10.5%)	(0.4%)
Leasing commission costs per square foot	$28.28	$—	$136.80	$64.33	$10.93
Tenant improvement costs per square foot	28.40	—	90.32	59.57	—

Total LC and TI per square foot (1)	$56.68	$—	$227.12	$123.90	$10.93

Occupancy	90.7%	86.7%	86.5%	86.4%	92.0%
Multifamily Portfolio
Percent occupied	97.4%	97.2%	96.3%	98.4%	98.4%
Total number of units	721	721	721	625	625

Notes:

(1)

Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they were actually paid.

Second Quarter 2023
Commercial Property Detail
(unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2)	Percent Leased (3)	Annualized Rent (4)	Annualized Rent per Occupied Square Foot (5)	Number of Leases (6)
Office - Manhattan
The Empire State Building	Penn Station -Times Sq. South	2,714,281	83.2%	88.0%	$145,659,480	$64.47	141
One Grand Central Place	Grand Central	1,245,367	85.0%	93.4%	64,360,327	60.77	151
1400 Broadway (7)	Penn Station -Times Sq. South	917,318	100.0%	100.0%	51,303,296	55.93	18
111 West 33rd Street (8)	Penn Station -Times Sq. South	639,695	95.1%	95.1%	39,421,890	64.80	22
250 West 57th Street	Columbus Circle - West Side	471,250	83.7%	83.7%	24,550,003	62.24	32
501 Seventh Avenue	Penn Station -Times Sq. South	461,678	88.3%	88.3%	20,339,193	49.92	18
1359 Broadway	Penn Station -Times Sq. South	457,784	87.5%	94.9%	23,311,404	58.17	32
1350 Broadway (9)	Penn Station -Times Sq. South	372,835	85.9%	88.9%	19,120,475	59.69	51
1333 Broadway	Penn Station -Times Sq. South	296,360	90.0%	100.0%	15,638,827	58.62	15

Office - Manhattan		7,576,568	87.6%	91.6%	403,704,896	60.86	480
Office - Greater New York Metropolitan Area
First Stamford Place (10)	Stamford, CT	777,222	79.4%	81.1%	26,264,639	42.55	48
Metro Center	Stamford, CT	284,494	78.6%	78.6%	12,499,072	55.93	22

Office - Greater New York Metropolitan Area		1,061,716	79.2%	80.4%	38,763,711	46.10	70

Retail - Manhattan Office - Base Building
The Empire State Building	Penn Station -Times Sq. South	91,554	76.6%	76.6%	6,972,120	99.36	12
One Grand Central Place	Grand Central	68,733	99.4%	99.4%	8,943,657	130.91	13
1400 Broadway (7)	Penn Station -Times Sq. South	17,879	78.2%	78.2%	1,546,812	110.64	6
112 West 34th Street (8)	Penn Station -Times Sq. South	93,057	100.0%	100.0%	24,825,682	266.78	4
250 West 57th Street	Columbus Circle - West Side	65,526	91.4%	91.4%	8,896,423	148.47	7
501 Seventh Avenue	Penn Station -Times Sq. South	35,859	41.9%	59.6%	1,227,620	81.75	4
1359 Broadway	Penn Station -Times Sq. South	27,467	88.4%	88.4%	1,638,311	67.48	5
1350 Broadway (9)	Penn Station -Times Sq. South	30,710	77.8%	77.8%	5,975,808	250.24	5
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	100.0%	9,899,557	147.75	4

Retail - Manhattan Office - Base Building		497,786	87.5%	88.8%	69,925,991	160.52	60

Retail - Standalone Properties
10 Union Square	Union Square	58,006	91.9%	91.9%	8,175,048	153.38	10
1542 Third Avenue	Upper East Side	56,135	100.0%	100.0%	2,554,234	45.50	4
1010 Third Avenue	Upper East Side	38,235	100.0%	100.0%	3,412,769	89.26	2
77 West 55th Street	Midtown	25,388	100.0%	100.0%	1,971,011	77.64	3

Retail - Standalone Properties		177,764	97.4%	97.4%	16,113,062	93.11	19

Retail - Multifamily Properties
561 10th Avenue	Hudson Yards	28,266	100.0%	100.0%	1,945,370	68.82	3
345 East 94th Street	Upper East Side	3,700	100.0%	100.0%	226,870	61.32	1
298 Mulberry Street	NoHo	10,365	100.0%	100.0%	1,748,682	168.71	1

Retail - Multifamily Properties		42,331	100.0%	100.0%	3,920,922	92.63	5

Portfolio Total		9,356,165	86.8%	90.3%	532,428,582	$65.52	634

Total/Weighted Average Office Properties		8,638,284	86.5%	90.2%	$442,468,607	$59.20	550
Total/Weighted Average Retail Properties		717,881	90.7%	91.6%	89,959,975	138.18	84

Notes:

(1)

Excludes (i) 188,131 square feet of space across the Company’s portfolio attributable to building management use and tenant amenities and (ii) 80,225 square feet of space attributable to the Company’s observatory.

(2)	Based on leases signed and commenced as of June 30, 2023.
(3)	Based on leases signed but not commenced as of June 30, 2023.
(4)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5)	Represents annualized rent under leases commenced as of June 30, 2023 divided by occupied square feet.
(6)

Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.

(7)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 40 years (expiring December 31, 2063).
(8)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 54 years (expiring May 31, 2077).
(9)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 27 years (expiring July 31, 2050).
(10)	First Stamford Place consists of three buildings.

Second Quarter 2023
Total Portfolio Expirations and Vacates Summary
(unaudited and in square feet)

	Three Months Ended
	Actual	Actual	Forecast (1)	Forecast (1)	Forecast (1)
Total Office and Retail Portfolio (2)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	Jul. to Dec. 2023	Full Year 2024
Total expirations	76,906	46,934	121,480	195,749	317,229	506,115
Less: broadcasting	—		(1,262)	—	(1,262)	—

Office and retail expirations	76,906	46,934	120,218	195,749	315,967	506,115

Renewals & relocations (3)	13,595	20,642	11,759	37,011	48,770	76,155
New leases (4)	21,633	5,761	2,344	50,828	53,172	21,083
Vacates (5)	41,678	20,531	99,783	91,092	190,875	231,238
Unknown (6)	—	—	6,332	16,818	23,150	177,639

Total Office and Retail Portfolio expirations and vacates	76,906	46,934	120,218	195,749	315,967	506,115

Manhattan Office Portfolio
Total expirations	66,187	39,949	73,670	172,658	246,328	459,400
Less: broadcasting	—	—	(1,262)	—	(1,262)	—

Office expirations	66,187	39,949	72,408	172,658	245,066	459,400

Renewals & relocations (3)	10,448	13,657	7,623	17,088	24,711	68,400
New leases (4)	21,633	5,761	2,344	50,828	53,172	11,278
Vacates (5)	34,106	20,531	58,958	91,092	150,050	217,607
Unknown (6)	—	—	3,483	13,650	17,133	162,115

Total expirations and vacates	66,187	39,949	72,408	172,658	245,066	459,400

Greater New York Metropolitan Area Office Portfolio
Office expirations	10,719	6,985	43,855	6,647	50,502	30,722

Renewals & relocations (3)	3,147	6,985	4,136	3,479	7,615	—
New leases (4)	—	—	—	—	—	9,805
Vacates (5)	7,572	—	36,870	—	36,870	10,884
Unknown (6)	—	—	2,849	3,168	6,017	10,033

Total expirations and vacates	10,719	6,985	43,855	6,647	50,502	30,722

Retail Portfolio (7)
Retail expirations	—	—	3,955	16,444	20,399	15,993

Renewals & relocations (3)	—	—	—	16,444	16,444	7,755
New leases (4)	—	—	—	—	—	—
Vacates (5)	—	—	3,955	—	3,955	2,747
Unknown (6)	—	—	—	—	—	5,491

Total expirations and vacates	—	—	3,955	16,444	20,399	15,993

Notes:

(1)

These forecasts, which are subject to change, are based on management’s current expectations, including, among other things, discussions with and other information provided by tenants as well as management’s analyses of past historical trends.

(2)

Any lease on month to month or short-term will re-appear in “Actual” in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. “Forecast” avoids double counting.

(3)

For forecasted periods, “Renewals & relocations” includes the following: tenants renew their existing leases in all or a portion of their current spaces; tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2023; and tenants who move within a building or within the Company’s portfolio.

(4)

For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. There may be downtime between the lease expiration and the new lease commencement.

(5)

For forecasted periods, “Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option; leases that the Company decides not to renew at the end of tenants’ existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.

(6)	For forecasted periods, “Unknown” represents tenants’ whose intention is unknown.
(7)	Includes standalone and non-standalone retail.

Second Quarter 2023
Tenant Lease Expirations
(unaudited)

Total Office and Retail Lease Expirations	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	904,365	9.7%	$—	0.0%	$—
Signed leases not commenced	26	326,149	3.5%	—	0.0%	—
2Q 2023 (4)	7	11,620	0.1%	402,267	0.1%	34.62
3Q 2023	20	112,053	1.2%	6,430,863	1.2%	57.39
4Q 2023	24	195,749	2.1%	11,101,435	2.1%	56.71

Total 2023	51	319,422	3.4%	17,934,564	3.4%	56.15
1Q 2024	19	93,728	1.0%	6,056,813	1.1%	64.62
2Q 2024	15	129,178	1.4%	6,865,457	1.3%	53.15
3Q 2024	17	138,539	1.5%	7,731,646	1.5%	55.81
4Q 2024	36	144,670	1.5%	8,979,058	1.7%	62.07

Total 2024	87	506,115	5.4%	29,632,974	5.6%	58.55
2025	82	620,893	6.6%	41,555,211	7.8%	66.93
2026	72	639,063	6.8%	37,324,642	7.0%	58.41
2027	84	686,237	7.3%	43,748,660	8.2%	63.75
2028	60	938,251	10.0%	51,860,132	9.7%	55.27
2029	49	977,295	10.4%	72,421,045	13.6%	74.10
2030	34	716,078	7.7%	47,752,437	9.0%	66.69
2031	22	180,593	1.9%	21,188,535	4.0%	117.33
2032	28	369,448	3.9%	26,112,369	4.9%	70.68
2033	27	329,695	3.5%	20,663,657	3.9%	62.68
Thereafter	39	1,842,561	19.9%	122,234,355	22.9%	66.34

Total	661	9,356,165	100.0%	$532,428,582	100.0%	$65.52

Manhattan Office Properties (5)
Available	—	635,888	8.4%	$—	0.0%	$—
Signed leases not commenced	23	306,846	4.0%	—	0.0%	—
2Q 2023 (4)	3	3,529	0.0%	198,204	0.0%	56.16
3Q 2023	16	72,334	1.0%	4,161,948	1.0%	57.54
4Q 2023	19	172,658	2.3%	10,496,158	2.6%	60.79

Total 2023	38	248,521	3.3%	14,856,310	3.7%	59.78
1Q 2024	16	83,458	1.1%	5,507,211	1.4%	65.99
2Q 2024	15	129,178	1.7%	6,865,457	1.7%	53.15
3Q 2024	13	116,946	1.5%	6,954,470	1.7%	59.47
4Q 2024	34	129,818	1.7%	7,916,802	2.0%	60.98

Total 2024	78	459,400	6.1%	27,243,940	6.7%	59.30
2025	65	520,609	6.9%	33,344,357	8.3%	64.05
2026	56	485,485	6.4%	29,082,417	7.2%	59.90
2027	68	573,118	7.6%	33,407,845	8.3%	58.29
2028	44	846,273	11.2%	46,782,269	11.6%	55.28
2029	35	738,453	9.7%	44,530,668	11.0%	60.30
2030	22	568,430	7.5%	35,064,080	8.7%	61.69
2031	11	82,182	1.1%	5,803,792	1.4%	70.62
2032	21	336,511	4.4%	23,119,239	5.7%	68.70
2033	14	141,583	1.9%	8,516,243	2.1%	60.15
Thereafter	28	1,633,269	21.5%	101,953,736	25.3%	62.42

Total Manhattan office properties	503	7,576,568	100.0%	$403,704,896	100.0%	$60.86

Second Quarter 2023
Tenant Lease Expirations
(unaudited)

Greater New York Metropolitan Area Office Properties	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	207,968	19.6%	$—	0.0%	$—
Signed leases not commenced	1	12,944	1.2%	—	0.0%	—
2Q 2023 (4)	3	4,136	0.4%	204,063	0.5%	49.34
3Q 2023	4	39,719	3.7%	2,268,915	5.9%	57.12
4Q 2023	3	6,647	0.6%	206,676	0.5%	31.09

Total 2023	10	50,502	4.8%	2,679,653	6.9%	53.06
1Q 2024	—	—	0.0%	—	0.0%	—
2Q 2024	—	—	0.0%	—	0.0%	—
3Q 2024	2	20,689	1.9%	719,687	1.9%	34.79
4Q 2024	1	10,033	0.9%	487,519	1.3%	48.59

Total 2024	3	30,722	2.9%	1,207,206	3.1%	39.29
2025	12	77,533	7.3%	3,643,863	9.4%	47.00
2026	9	82,348	7.8%	3,934,146	10.1%	47.77
2027	10	58,730	5.5%	2,811,548	7.3%	47.87
2028	11	86,759	8.2%	3,801,710	9.8%	43.82
2029	5	128,271	12.1%	5,922,035	15.3%	46.17
2030	4	77,941	7.3%	3,556,254	9.2%	45.63
2031	2	16,560	1.6%	843,885	2.2%	50.96
2032	1	—	0.0%	6,180	0.0%	—
2033	2	151,754	14.3%	7,103,623	18.3%	46.81
Thereafter	1	79,684	7.4%	3,253,607	8.4%	40.83

Total greater New York metropolitan area office properties	71	1,061,716	100.0%	$38,763,711	100.0%	$46.10

Retail Properties
Available	—	60,509	8.4%	$—	0.0%	$—
Signed leases not commenced	2	6,359	0.9%	—	0.0%	—
2Q 2023 (4)	1	3,955	0.6%	—	0.0%
3Q 2023	—	—	0.0%	—	0.0%
4Q 2023	2	16,444	2.3%	398,601	0.4%	24.24

Total 2023	3	20,399	2.8%	398,601	0.4%	19.54
1Q 2024	3	10,270	1.4%	549,602	0.6%	53.52
2Q 2024	—	—	0.0%	—	0.0%	—
3Q 2024	2	904	0.1%	57,489	0.1%	63.59
4Q 2024	1	4,819	0.7%	574,737	0.6%	119.26

Total 2024	6	15,993	2.2%	1,181,828	1.3%	73.90
2025	5	22,751	3.2%	4,566,991	5.1%	200.74
2026	7	71,230	9.9%	4,308,079	4.8%	60.48
2027	6	54,389	7.6%	7,529,267	8.4%	138.43
2028	5	5,219	0.7%	1,276,153	1.4%	244.52
2029	9	110,571	15.4%	21,968,342	24.4%	198.68
2030	8	69,707	9.7%	9,132,103	10.2%	131.01
2031	9	81,851	11.4%	14,540,858	16.2%	177.65
2032	6	32,937	4.6%	2,986,950	3.3%	90.69
2033	11	36,358	5.1%	5,043,791	5.6%	138.73
Thereafter	10	129,608	18.1%	17,027,012	18.9%	131.37

Total retail properties	87	717,881	100.0%	$89,959,975	100.0%	$138.18

Notes:

(1)	If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(2)

Excludes (i) 188,131 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 80,225 square feet of space attributable to the Company’s observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of June 30, 2023 and expire on June 30, 2023.
(5)	Excludes (i) retail space in the Manhattan office and (ii) the Empire State Building broadcasting licenses and observatory operations.

Second Quarter 2023
20 Largest Tenants and Portfolio Tenant Diversification by Industry
(unaudited)

20 Largest Tenants	Property	Lease Expiration (1)	Weighted Average Remaining Lease Term(2)	Total Occupied Square Feet (3)	Percent of Portfolio Rentable Square Feet (4)	Annualized Rent (5)	Percent of Portfolio Annualized Rent (6)
1. LinkedIn	Empire State Building	Aug. 2036	13.2 years	501,409	5.4%	$33,235,907	6.2%
2. Flagstar Bank	1333 & 1400 Broadway	Mar. 2025 - Aug. 2039	15.6 years	326,121	3.5%	18,973,651	3.6%
3. Centric Brands Inc.	Empire State Building	Oct. 2028	5.3 years	221,365	2.4%	11,952,833	2.2%
4. PVH Corp.	501 Seventh Avenue	Oct. 2028	5.3 years	237,281	2.5%	11,524,123	2.2%
5. Sephora	112 West 34th Street	Jan. 2029	5.6 years	11,334	0.1%	10,533,628	2.0%
6. Target	112 West 34th St., 10 Union Sq.	Jan 2038	14.6 years	81,340	0.9%	9,341,395	1.8%
7. Li & Fung	1359 Broadway, ESB	Oct. 2023 - Oct. 2028	4.3 years	173,273	1.9%	9,260,886	1.7%
8. Coty Inc.	Empire State Building	Jan. 2030	6.6 years	156,187	1.7%	8,464,460	1.6%
9. Macy’s	111 West 33rd Street	May 2030	6.9 years	131,117	1.4%	8,382,100	1.6%
10. Urban Outfitters	1333 Broadway	Sept. 2029	6.3 years	56,730	0.6%	7,955,384	1.5%
11. Footlocker	112 West 34th Street	Sept. 2031	8.3 years	34,192	0.4%	7,745,959	1.5%
12. Federal Deposit Insurance Corp.	Empire State Building	Dec. 2025	2.5 years	119,226	1.3%	7,567,274	1.4%
13. HNTB Corporation	Empire State Building	Feb. 2029	5.7 years	105,143	1.1%	6,982,050	1.3%
14. Institutional Capital Network, Inc.	One Grand Central Place	Dec. 2023 - Oct. 2035	11.1 years	94,331	1.0%	6,359,436	1.2%
15. The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	6.4 years	86,492	0.9%	6,219,167	1.2%
16. Shutterstock	Empire State Building	Apr. 2029	5.8 years	104,386	1.1%	6,087,598	1.1%
17. Fragomen	1400 Broadway	Feb. 2035	11.7 years	107,680	1.2%	5,922,400	1.1%
18. Burlington Merchandising Corp.	1400 Broadway	Jan 2038	14.6 years	102,898	1.1%	5,910,828	1.1%
19. ASCAP	250 West 57th Street	Aug. 2034	11.2 years	87,943	0.9%	5,344,751	1.0%
20. Duane Reade	ESB, 1350 Broadway	May 2025 - Sept. 2027	3.0 years	39,142	0.4%	4,903,003	0.9%

Total				2,777,590	29.8%	$192,666,834	36.2%

Notes:

(1)	Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(2)	Represents the weighted average lease term based on annualized rent.
(3)	Based on leases signed and commenced as of June 30, 2023.
(4)	Represents the percentage of rentable square feet of the Company’s office and retail portfolios in the aggregate.
(5)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6)	Represents the percentage of annualized rent of the Company’s office and retail portfolios in the aggregate.

Portfolio Tenant Diversification by Industry (based on annualized rent)

Second Quarter 2023
Capital Expenditures and Redevelopment Program and Leasing Opportunity
(unaudited and dollars in thousands)

	Three Months Ended
Capital expenditures	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Tenant improvements - first generation	$—	$—	$6,024	$1,493	$3,502
Tenant improvements - second generation	19,823	23,919	8,867	20,329	23,163
Leasing commissions - second generation	4,468	4,114	4,721	10,182	5,043
Building improvements - first generation	—	—	2,530	868	1,992
Building improvements - second generation	12,814	12,611	6,837	7,986	7,248

Total	$37,105	$40,644	$28,979	$40,858	$40,948

Leasing Opportunity - Inventory of Current Vacant Space as of June 30, 2023 (in square feet) (1) (2)

Total Portfolio vacant space	1,231,000

Signed leases not commenced (“SLNC”):
Manhattan Office Properties SLNC	307,000
Greater New York Office Properties SLNC	13,000
Retail Properties SLNC	6,000
Greater New York Office Properties	208,000
Retail Properties	61,000
Manhattan Office Properties	537,000
Manhattan Office Properties off market	48,000
Manhattan Office Properties other	51,000

Total	1,231,000

Notes:

(1)	These estimates are based on the Company’s current budgets and are subject to change.
(2)

Redevelopment program is for the Manhattan office assets only. Square footage based on market measurement. Developed space includes space that has been demolished and completed asbestos abatement and available for lease up or ready to be rebuilt. Permanent building use spaces, amenity spaces and broadcasting spaces are excluded.

Second Quarter 2023
Observatory Summary
(unaudited and dollars in thousands)

		Three Months Ended
Observatory NOI	Twelve Months to Date	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Observatory revenue (1)	$120,956	$33,433	$22,154	$32,318	$33,051	$27,368
Observatory expenses	33,557	8,657	7,855	8,529	8,516	7,776

NOI	87,399	24,776	14,299	23,789	24,535	19,592
Intercompany rent expense (2)	74,132	20,942	15,914	18,204	19,072	17,109

NOI after intercompany rent	$13,267	$3,834	$(1,615)	$5,585	$5,463	$2,483

Observatory Metrics
Number of visitors (3)		666,000	443,000	660,000	687,000	573,000
Change in visitors year over year		16.2%	64.7%	83.3%	169.4%	253.7%
Number of bad weather days (“BWD”) (4)		12	15	20	7	19

Notes:

(1)

Observatory revenues include the fixed license fee received from WDFG North America, the observatory gift shop operator. For the three months ended June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022, and June 30, 2022, the fixed license fee was $1,807, $1,807, $1,200, $1,200 and $1,200 respectively.

(2)	The observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.

Annual Observatory NOI 2018 to 2022

Notes:

(1)	The 102nd floor observatory was closed for approximately nine months in 2019 for renovations.
(2)	Due to the COVID-19 pandemic, the observatory was closed on March 16, 2020. The 86th floor observatory reopened on July 20, 2020 and the 102nd floor observatory reopened on August 24, 2020.
(3)	The observatory continued to experience a gradual recovery in visitors due to the COVID-19 pandemic.

Second Quarter 2023
Condensed Consolidated Balance Sheets
(unaudited and dollars in thousands)

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Assets
Commercial real estate properties, at cost:
Land	$361,497	$361,497	$365,540	$334,598	$334,598
Development costs	8,204	8,178	8,166	8,162	8,162
Building and improvements	3,196,181	3,183,615	3,177,743	3,194,787	3,193,137

	3,565,882	3,553,290	3,551,449	3,537,547	3,535,897
Less: accumulated depreciation	(1,180,558)	(1,162,923)	(1,137,267)	(1,159,364)	(1,137,231)

Commercial real estate properties, net	2,385,324	2,390,367	2,414,182	2,378,183	2,398,666
Assets held for sale	—	35,980	35,538	—	—
Cash and cash equivalents	315,357	272,648	264,434	387,248	359,424
Restricted cash	80,451	108,183	50,244	52,567	53,335
Tenant and other receivables	32,901	23,879	24,102	30,547	43,672
Deferred rent receivables	249,881	238,842	240,188	239,750	233,194
Prepaid expenses and other assets	98,986	57,891	98,114	72,905	82,256
Deferred costs, net	176,678	182,367	187,570	188,706	193,436
Acquired below-market ground leases, net	325,157	327,115	329,073	331,030	332,988
Right of use assets	28,554	28,612	28,670	28,725	28,781
Goodwill	491,479	491,479	491,479	491,479	491,479

Total assets	$4,184,768	$4,157,363	$4,163,594	$4,201,140	$4,217,231

Liabilities and Equity
Mortgage notes payable, net	$880,592	$882,142	$883,705	$915,202	$916,657
Senior unsecured notes, net	973,768	973,714	973,659	973,607	973,555
Unsecured term loan facility, net	389,028	388,901	388,773	388,645	388,507
Unsecured revolving credit facility, net	—	—	—	—	—
Accounts payable and accrued expenses	71,709	71,605	80,729	94,436	113,837
Acquired below-market leases, net	15,280	16,581	17,849	18,897	20,178
Ground lease liabilities	28,554	28,612	28,670	28,725	28,781
Deferred revenue and other liabilities	73,972	76,769	76,091	80,249	80,008
Tenants’ security deposits	40,253	35,111	25,084	27,550	29,615
Liabilities related to assets held for sale	—	6,862	5,943	—	—

Total liabilities	2,473,156	2,480,297	2,480,503	2,527,311	2,551,138
Total equity	1,711,612	1,677,066	1,683,091	1,673,829	1,666,093

Total liabilities and equity	$4,184,768	$4,157,363	$4,163,594	$4,201,140	$4,217,231

Second Quarter 2023
Condensed Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Revenues
Rental revenue (1)	$154,603	$140,091	$145,905	$148,290	$149,339
Observatory revenue	33,433	22,154	32,318	33,051	27,368
Lease termination fees	—	—	—	—	18,859
Third party management and other fees	381	427	336	389	326
Other revenue and fees	2,125	1,950	2,714	1,982	2,130

Total revenues	190,542	164,622	181,273	183,712	198,022
Operating expenses
Property operating expenses	39,519	42,044	39,060	42,798	37,433
Ground rent expenses	2,332	2,331	2,332	2,331	2,332
General and administrative expenses	16,075	15,708	16,478	15,725	15,876
Observatory expenses	8,657	7,855	8,529	8,516	7,776
Real estate taxes	31,490	31,788	31,420	31,831	29,802
Depreciation and amortization	46,280	47,408	44,500	46,984	58,304

Total operating expenses	144,353	147,134	142,319	148,185	151,523

Total operating income	46,189	17,488	38,954	35,527	46,499
Other income (expense)
Interest income	3,339	2,595	2,804	1,564	431
Interest expense	(25,405)	(25,304)	(25,634)	(25,516)	(25,042)
Gain on disposition of property	13,565	15,696	6,818	—	27,170

Income before income taxes	37,688	10,475	22,942	11,575	49,058
Income tax (expense) benefit	(733)	1,219	(1,322)	(1,457)	(363)

Net income	36,955	11,694	21,620	10,118	48,695
Net (income) loss attributable to noncontrolling interests:
Non-controlling interests in the Operating Partnership	(14,049)	(4,168)	(7,947)	(3,560)	(18,224)
Non-controlling interests in other partnerships	(1)	43	(28)	49	159
Private perpetual preferred unit distributions	(1,051)	(1,050)	(1,050)	(1,050)	(1,051)

Net income attributable to common stockholders	$21,854	$6,519	$12,595	$5,557	$29,579

Weighted average common shares outstanding
Basic	160,028	161,339	161,720	162,165	167,118

Diluted	264,196	265,197	265,370	267,121	270,085

Earnings per share attributable to common stockholders
Basic and diluted	$0.14	$0.04	$0.08	$0.03	$0.18

Dividends per share	$0.035	$0.035	$0.035	$0.035	$0.035

Note:

(1)	The following table reflects the components of rental revenue.

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Rental Revenue
Base rent	$138,808	$124,782	$131,745	$131,800	$134,794
Billed tenant expense reimbursement	15,795	15,309	14,160	16,490	14,545

Total rental revenue	$154,603	$140,091	$145,905	$148,290	$149,339

The preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company’s performance.

Second Quarter 2023
Funds from Operations (“FFO”), Modified Funds From Operations (“Modified FFO”), Core Funds from Operations (“Core FFO”), Core Funds Available for Distribution (“Core FAD”) and EBITDA
(unaudited and in thousands, except per share amounts)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Reconciliation of Net Income to FFO, Modified FFO and Core FFO
Net Income	$36,955	$11,694	$21,620	$10,118	$48,695
Non-controlling interests in other partnerships	(1)	43	(28)	49	159
Preferred unit distributions	(1,051)	(1,050)	(1,050)	(1,050)	(1,051)
Real estate depreciation and amortization	44,887	46,024	43,076	45,461	56,571
Gain on disposition of property	(13,565)	(15,696)	(6,818)	—	(27,170)

FFO attributable to common stockholders and the Operating Partnership	67,225	41,015	56,800	54,578	77,204
Amortization of below-market ground lease	1,958	1,958	1,958	1,957	1,958

Modified FFO attributable to common stockholders and the Operating Partnership	69,183	42,973	58,758	56,535	79,162

Core FFO attributable to common stockholders and the Operating Partnership	$69,183	$42,973	$58,758	$56,535	$79,162

Total weighted average shares and Operating Partnership units
Basic	262,903	264,493	263,759	266,035	270,078

Diluted	264,196	265,197	265,370	267,121	270,085

FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.26	$0.16	$0.22	$0.21	$0.29

Diluted	$0.25	$0.15	$0.21	$0.20	$0.29

Modified FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.26	$0.16	$0.22	$0.21	$0.29

Diluted	$0.26	$0.16	$0.22	$0.21	$0.29

Core FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.26	$0.16	$0.22	$0.21	$0.29

Diluted	$0.26	$0.16	$0.22	$0.21	$0.29

Reconciliation of Core FFO to Core FAD
Core FFO	$69,183	$42,973	$58,758	$56,535	$79,162
Add:
Amortization of deferred financing costs	1,088	1,089	1,096	1,156	1,270
Non-real estate depreciation and amortization	1,248	1,237	1,285	1,303	1,285
Amortization of non-cash compensation expense	5,369	4,375	5,412	5,374	5,765
Amortization of loss on interest rate derivative	1,527	1,527	1,525	1,524	1,528
Deduct:
Straight-line rental revenues	(11,859)	(556)	(6,029)	(7,341)	(8,597)
Above/below-market rent revenue amortization	(675)	(703)	(622)	(677)	(1,675)
Corporate capital expenditures	(225)	(270)	(162)	(242)	(302)
Tenant improvements - second generation	(19,823)	(23,919)	(8,867)	(20,329)	(23,163)
Building improvements - second generation	(12,814)	(12,611)	(6,837)	(7,986)	(7,248)
Leasing commissions - second generation	(4,468)	(4,114)	(4,721)	(10,182)	(5,043)

Core FAD	$28,551	$9,028	$40,838	$19,135	$42,982

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$36,955	$11,694	$21,620	$10,118	$48,695
Interest expense	25,405	25,304	25,634	25,516	25,042
Income tax expense (benefit)	733	(1,219)	1,322	1,457	363
Depreciation and amortization	46,280	47,408	44,500	46,984	58,304

EBITDA	109,373	83,187	93,076	84,075	132,404
Gain on disposition of property	(13,565)	(15,696)	(6,818)	—	(27,170)

Adjusted EBITDA	$95,808	$67,491	$86,258	$84,075	$105,234

Second Quarter 2023
Debt Summary
(unaudited and dollars in thousands)

	June 30, 2023				March 31, 2023
	Balance	ESRT Pro-rata Share	Weighted Average			ESRT Pro-rata Share	Weighted Average
			Interest Rate	Maturity (Years)	Balance		Interest Rate	Maturity (Years)
Debt Summary
Fixed rate mortgage debt	$896,361	$878,135	3.77%	6.5	$898,489	$880,206	3.77%	6.8
Senior unsecured notes	975,000	975,000	4.05%	6.7	975,000	975,000	4.05%	6.9
Unsecured term loan facilities (1)	390,000	390,000	3.93%	2.5	390,000	390,000	3.93%	2.8

Total fixed rate debt	2,261,361	2,243,135	3.94%	5.9	2,263,489	2,245,206	3.94%	6.2
Unsecured term loan facilities (2)	—	—	—	—	—	—	—	—
Unsecured revolving credit facilities	—	—	—	1.8	—	—	—	2.0

Total variable rate debt	—	—	—	1.8	—	—	—	2.0

Total debt	2,261,361	2,243,135	3.94%	5.9	2,263,489	2,245,206	3.94%	6.2

Deferred financing costs, net	(10,619)				(11,182)
Debt discount	(7,354)				(7,550)

Total	$2,243,388				$2,244,757

Available Capacity	Facility	Outstanding at June 30, 2023	Letters of Credit	Available Capacity
Unsecured revolving credit facility (3)	$850,000	$—	$—	$850,000

Covenant Summary	Required	Current Quarter	In Compliance
Maximum Total Leverage (4)	< 60%	33.8%	Yes
Maximum Secured Leverage (4)	< 40%	13.2%	Yes
Minimum Fixed Charge Coverage	> 1.50x	3.1x	Yes
Minimum Unencumbered Interest Coverage	> 1.75x	5.3x	Yes
Maximum Unsecured Leverage (4)	< 60%	25.1%	Yes

Notes:

(1)	SOFR is fixed at 2.562% for $175 million and 2.626% for $215 million under variable to fixed interest rate swap agreements, through debt maturity.
(2)	As of June 30, 2023, each of our unsecured term loan facilities are fixed under variable to fixed interest rate swap agreements.
(3)

The unsecured revolving credit and term loan facilities have an accordion feature allowing for an increase in maximum aggregate principal balance to $1.5 billion under certain circumstances. This unsecured revolving credit facility matures in March 2025 with two additional six-month extension options.

(4)	Represents the ratio of total indebtedness to total asset value as determined in accordance with the credit facility agreement.

Second Quarter 2023
Debt Detail
(unaudited and dollars in thousands)

	Stated Interest Rate (%)	Effective Interest Rate (%) (1)	Principal Balance	ESRT Pro-rata Share		Maturity Date	Amortization
				Percent	Amount
Fixed rate mortgage debt:
Metro Center	3.59%	3.67%	$81,344	100%	$81,344	11/5/2024	30 years
10 Union Square	3.70%	3.97%	50,000	100%	50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	4.53%	30,000	100%	30,000	5/1/2027	Interest only
First Stamford Place (2)	4.28%	4.73%	177,347	100%	177,347	7/1/2027	5 years interest only; 30 years thereafter
1010 Third Avenue & 77 West 55th St.	4.01%	4.21%	35,399	100%	35,399	1/5/2028	30 years
250 West 57th Street	2.83%	3.21%	180,000	100%	180,000	12/1/2030	Interest only
1333 Broadway	4.21%	4.29%	160,000	100%	160,000	2/5/2033	Interest only
345 East 94th Street - Series A (4)	70% of SOFR plus 0.95%	3.56%	43,600	90%	39,240	11/1/2030	Interest only
345 East 94th Street - Series B (4)	SOFR plus 2.24%	3.56%	7,544	90%	6,790	11/1/2030	30 years
561 10th Avenue - Series A (4)	70% of SOFR plus 1.07%	3.85%	114,500	90%	103,050	11/1/2033	Interest only
561 10th Avenue - Series B (4)	SOFR plus 2.45%	3.85%	16,627	90%	14,965	11/1/2033	30 years

Total fixed rate mortgage debt			896,361		878,135
Unsecured term loan facility (3)	SOFR plus 1.20%	4.22%	215,000	100%	215,000	3/19/2025	Interest only
Unsecured revolving credit facility (3)	SOFR plus 1.30%	—	—	100%	—	3/31/2025	Interest only
Unsecured term loan facility (3)	SOFR plus 1.50%	4.51%	175,000	100%	175,000	12/31/2026	Interest only
Senior unsecured notes:
Series A	3.93%	3.96%	100,000	100%	100,000	3/27/2025	Interest only
Series B	4.09%	4.12%	125,000	100%	125,000	3/27/2027	Interest only
Series C	4.18%	4.21%	125,000	100%	125,000	3/27/2030	Interest only
Series D	4.08%	4.11%	115,000	100%	115,000	1/22/2028	Interest only
Series E	4.26%	4.27%	160,000	100%	160,000	3/22/2030	Interest only
Series F	4.44%	4.45%	175,000	100%	175,000	3/22/2033	Interest only
Series G	3.61%	4.89%	100,000	100%	100,000	3/17/2032	Interest only
Series H	3.73%	5.00%	75,000	100%	75,000	3/17/2035	Interest only

Total / weighted average debt	3.94%	4.20%	2,261,361		$2,243,135

Deferred financing costs, net			(10,619)
Debt discount			(7,354)

Total			$2,243,388

Notes:

(1)	The effective interest rate is composed of the stated interest rate, deferred financing cost amortization and interest associated with variable to fixed interest rate swap agreements.
(2)	Represents a $164 million mortgage loan bearing interest at 4.09% and a $13.3 million mortgage loan bearing interest at 6.25%.
(3)	As of August 29, 2022, the benchmark index interest rate was converted from LIBOR to SOFR, plus a benchmark adjustment of 10.0 basis points.
(4)	As of May 18, 2023, the benchmark index rate was converted from LIBOR to SOFR, plus a benchmark adjustment of 11.4 basis points.

Second Quarter 2023
Debt Maturities and Ground Lease Commitments
(unaudited and dollars in thousands)

Year	Maturities (1)	Amortization	Total	ESRT Pro-rata Share	Percentage of Total Debt	Weighted Average Interest Rate of Maturing Debt
2023	$—	$4,363	$4,363	$4,247	0.2%	n/a
2024	77,675	8,861	86,536	86,288	3.8%	3.59%
2025	315,000	6,893	321,893	321,621	14.3%	3.86%
2026	225,000	7,330	232,330	232,033	10.3%	3.98%
2027	319,000	6,461	325,461	325,136	14.5%	4.21%
2028	146,092	3,556	149,648	149,292	6.7%	4.06%
2029	—	3,988	3,988	3,589	0.2%	n/a
2030	508,600	4,413	513,013	508,212	22.7%	3.67%
2031	—	3,283	3,283	2,955	0.1%	n/a
2032	100,000	3,591	103,591	103,232	4.6%	4.05%
Thereafter	514,007	3,248	517,255	506,530	22.6%	4.13%

Total debt	$2,205,374	$55,987	2,261,361	$2,243,135	100.0%	3.94%

Deferred financing costs, net			(10,619)
Debt discount			(7,354)

Total			$2,243,388

Debt Maturity Profile (2)

Ground Lease Commitments (3)

Year	1350 Broadway (4)	1400 Broadway (5)	111 West 33rd Street (6)	Total
2023	$54	$338	$368	$759
2024	108	675	735	1,518
2025	108	675	735	1,518
2026	93	675	735	1,503
2027	72	675	735	1,482
Thereafter	1,656	24,300	36,321	62,277

	$2,091	$27,338	$39,629	$69,057

Notes:

(1)	Assumes no extension options are exercised.
(2)	The table reflects ESRT’s pro-rata share of debt maturities.
(3)	There are no fair value market resets, no step-ups, and no escalations in the three ground lease commitments.
(4)	Expires July 31, 2050 with a remaining term, including unilateral extension rights available to the Company, of approximately 27 years.
(5)	Expires December 31, 2063 with a remaining term, including unilateral extension rights available to the Company, of approximately 40 years.
(6)	Expires May 31, 2077 with a remaining term, including unilateral extension rights available to the Company, of approximately 54 years.

Second Quarter 2023
Supplemental Definitions

Funds From Operations (“FFO”)

We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment writedowns of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, we believe FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of its performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.

Modified Funds From Operations (“Modified FFO”)

Modified FFO adds back an adjustment for any above or below-market ground lease amortization to traditionally defined FFO. We believe this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we believe it is an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.

Core Funds From Operations (“Core FFO”)

Core FFO adds back to Modified FFO the following items: loss on early extinguishment of debt, acquisition expenses, severance expenses and IPO litigation expense. The Company believes Core FFO is an important supplemental measure of its operating performance because it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help

Core Funds Available for Distribution (“Core FAD”)

In addition to Core FFO, we present Core FAD by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses and (ii) deducting straight line rent, recurring second generation leasing commissions, tenant improvements, prebuilts, capital expenditures, furniture, fixtures & equipment, amortization of debt premiums and above/below market rent revenue. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs., including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.

Net Operating Income (“NOI”) and Property Cash NOI

NOI is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by: (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt, impairment charges and loss from derivative financial instruments, or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from NOI because it is specific to the particular financing capabilitiesand constraints of the owner. The cost of funds is eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly-timed purchases or sales. We believe that eliminating these costs from net income is useful to investors because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. In some cases, the Company also presents (1) Property Cash NOI, which excludes observatory NOI and the effects of straight-line rent, fair value lease revenue, and straight-line ground rent expense adjustment, and (2) Property Cash NOI excluding lease termination fees. Property Cash NOI is presented solely as a supplemental disclosure that management believes allows investors to compare NOI performance across periods without taking into account the effect of certain non-cash rental revenues and straight-line ground rent expense adjustment. Similar to depreciation and amortization expense, fair value lease revenues, because of historical cost accounting, may distort operating performance measures at the property level. Additionally, presenting NOI excluding the impact of straight-line rent and straight-line ground rent expense adjustment provides investors with an alternative view of operating performance at the property level that more closely reflects net cash generated in the portfolio. Presenting Property Cash NOI excluding lease termination fees provides investors with additional information that allows them to compare operating performance between periods without taking into account termination fees, which can distort the results for any given period because they generally represent multiple months or years of a tenant’s rental obligations that are paid in a lump sum in connection with a negotiated early termination of the tenant’s lease and are not reflective of the core ongoing operating performance of the Company’s portfolio. However, the usefulness of NOI, Property Cash NOI, and Property Cash NOI excluding lease termination fees is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI and Property Cash NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI and Property Cash NOI are measurements of the operating performance of our properties but do not measure our performance as a whole. These metrics therefore are not substitutes for net income as computed in accordance with GAAP. These measures should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI, Property Cash NOI or similarly titled measures and, accordingly, our measures may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

Same Store

In the Company’s analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important In the Company’s analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were owned by the Company throughout each period presented. The Company refers to properties acquired prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented as “Same Store.” Same Store therefore excludes properties acquired after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store. The Company’s definition of Same Store also excludes properties held-for-sale or those which we otherwise expect to dispose of in the subsequent quarter and our multifamily properties

Second Quarter 2023
Supplemental Definitions

EBITDA and Adjusted EBITDA

We compute EBITDA as net income plus interest expense, income taxes and depreciation. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For adjusted EBITDA, we add back impairment charges and gain on disposition of property.

Net Debt to Adjusted EBITDA

We compute Net Debt to Adjusted EBITDA as the Company’s pro-rata share of gross debt less cash and cash equivalents divided by the Company’s pro-rata share of trailing twelve months Adjusted EBITDA. The Company believes that the presentation of Net Debt to Adjusted EBITDA provides useful information to investors because the Company reviews Net Debt to Adjusted EBITDA as part of the management of its overall financial flexibility, capital structure and leverage based on its percentage ownership interest in all of its assets.